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                                                          Exhibit 4.3(a)


                     THE WALT DISNEY COMPANY

                      OFFICERS' CERTIFICATE

                          August 6, 1998

          Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of March 7, 1996 (the "Indenture"), between The Walt Disney Company, a Delaware corporation (the "Company"), and Citibank, N.A., a national banking association, as trustee (the "Trustee"), the undersigned Thomas
O. Staggs and David K. Thompson, the Executive Vice President-Chief Financial Officer and Senior Vice President-Assistant General Counsel of the Company, respectively, hereby certify on behalf of the Company as follows:

          (1) Authorization. Pursuant to an Officers' Certificate dated March 7, 1996 (the "1996 Certificate"), a series of medium-term notes of the Company titled "Medium-Term Notes" was established under the Indenture. This certificate amends and restates in its entirety the 1996 Certificate. The amendment and restatement of the terms of the Medium-Term Notes has been approved and authorized in accordance with the provisions of the Indenture. The forms of Medium-Term Notes attached hereto as Exhibits A, B, C and D have been approved and authorized in accordance with the provisions of the Indenture.

          (2) Compliance with Conditions Precedent. All conditions precedent provided for in the Indenture relating to the establishment of new forms and terms of the Medium-Term Notes have been complied with.

          (3) Terms. The terms of the series of Securities established pursuant to this Officers' Certificate shall be as follows:

               (a) Title. The title of the series of Securities is the "Medium-Term Notes" (the "Notes").

               (b) Aggregate Initial Offering Price.
          Subject to being increased by the Company from time to time as shall be stated in a subsequent
          Officers' Certificate, the aggregate initial offering price of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6, 9.5 and 10.3 of the Indenture or (ii) which, pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is $6,700,000,000 or the equivalent thereof at the date of issue in one or more foreign or composite currencies or currency units (of which amount $1,700,000,000 is outstanding as of the date hereof and $5,000,000,000 is authorized but unissued as of the date hereof).

               (c)  Registered Securities in Definitive
          or Book-Entry Form; Global Security;
          Depository. Each Note will be issued in fully registered book-entry form (a "Book-Entry
          Note") or definitive form (a "Definitive
          Note"), as set forth in the pricing supplement to the Prospectus and Prospectus Supplement relating to such Note (the "Pricing
          Supplement"). Upon issuance, all Notes in book-entry form having the same original issue date, Stated Maturity and otherwise having identical terms and provisions will be represented by a single global security (each a "Global
          Security"); provided, however, that if by reason of the foregoing a single Global
          Security would exceed $200,000,000 in aggregate principal amount, one Global Security will be issued to represent each $200,000,000 of aggregate principal amount and an additional
          Global Security will be issued to represent any remaining principal amount. The initial
          Depositary with respect to any Global Security will be The Depository Trust Company, New York,
          New York. So long as the Depositary for a Global Security, or its nominee, is the registered owner of the Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes in book-entry form represented by such Global Security for all purposes under the Indenture. Book-Entry Notes will not be exchangeable for Definitive Notes except that, if the Depositary with respect to any Global
          Security or Securities is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue
          Definitive Notes in exchange for the Book-Entry
          Notes represented by any such Global Security or Securities. In addition, the Company may at any time and in its sole discretion determine not to have a Global Security or Securities, and, in such event, will issue Definitive Notes in exchange for the Book Entry Notes represented by such Global Security or Securities in accordance with the provisions of
          Section 2.8 of the Indenture.

               (d)  Persons to Whom Interest Payable.
          Unless otherwise specified in a Note or an applicable Pricing Supplement, interest will be payable to the person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date with respect to such payment of interest;
          provided, however, that interest payable at Maturity will be payable to the person to whom principal is payable.

               (e)  Business Day. "Business Day" means
          any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to Notes the payment of which is to be made in a Denominated Currency (as defined below) other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Denominated Currency (or, in the case of European Currency Units ("ECUs"), is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made);
          provided, however, that, with respect to LIBOR
          Notes, such day is also a London Business Day
          (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking
          Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made.

               (f)  Stated Maturity; Extension of
          Maturity.

                    (i)  The Notes may be issued on
               different dates and the principal amount of the Notes may be payable on different dates, as shall be set forth in the Note or an applicable Pricing Supplement;
               provided that the date on which the
               principal of any Note is payable will be on a Business Day no less than nine months from the date of issue stated on the face thereof.

                    (ii) The Pricing Supplement relating
               to each Note will indicate whether the
               Company has the option to extend the
               Stated Maturity of such Note for one or
               more whole year periods (each an
               "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement and the basis or formula, if any, for setting the interest rate or the Spread or Spread
               Multiplier (as defined below), as the case may be, applicable to any such Extension
               Period.

                    The Company may exercise such option
               with respect to a Note by notifying the
               Trustee of such exercise at least 45 but not more than 60 days prior to the Stated
               Maturity of such Note in effect prior to the exercise of such option (the "Original
               Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity
               Date, the Trustee will mail to the holder of such Note a notice (the "Extension
               Notice") relating to such Extension
               Period, first class, postage prepaid,
               setting forth (i) the election of the
               Company to extend the Stated Maturity of such Note, (ii) the new Stated Maturity,
               (iii) in the case of a Fixed Rate Note,
               the interest rate applicable to the
               Extension Period or, in the case of a
               Floating Rate Note, the Spread or Spread
               Multiplier applicable to the Extension
               Period, and (iv) the provisions, if any, for redemption during the Extension
               Period, including the date or dates on
               which or the period or periods during
               which and the price or prices at which
               such redemption may occur during the
               Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity of such Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension
               Notice.

                    Notwithstanding the foregoing, not
               later than 20 days prior to the Original
               Stated Maturity Date for a Note, the
               Company may, at its option, revoke the
               interest rate, in the case of a Fixed Rate
               Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher
               Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension
               Period by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread
               Multiplier, as the case may be, first
               class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Original Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

                    If the Company elects to extend the
               Stated Maturity of a Note, the holder of such Note may, if provided for in the applicable Pricing Supplement, have the option to elect repurchase of such Note by the Company on the Original Stated
               Maturity Date at a price equal to the
               principal amount thereof plus accrued
               interest, if any, to such date.

               (g)  Rates of Interest; Interest Payment
          Dates; Regular Record Dates; Accrual of
          Interest.

                    (i)  Rates of Interest.  Interest-
               bearing Notes will bear interest at either a fixed rate (the "Fixed Rate Notes") or a rate determined by reference to one or more Base Rates (as defined below) which may be adjusted by a Spread or Spread
               Multiplier (the "Floating Rate Notes")
               specified in the applicable Floating Rate
               Note or the applicable Pricing Supplement.
               In no event will the rate of interest
               payable on any Fixed Rate Note or Floating
               Rate Note be in excess of the maximum rate of interest permitted by applicable law.
               Discount Notes may be issued at
               significant discounts from their principal amount payable at Stated Maturity and some
               Discount Notes may be zero coupon Notes
               which will bear no interest, except in the case of default in payment of principal upon acceleration or redemption (if applicable), or may bear no interest for a specified period following the date of issue. Interest on each Fixed Rate Note will be computed on the basis of a 360-day year of twelve 30-day months.

                    (ii) Interest Payment Dates.  Unless
               otherwise specified in a Note and the
               applicable Pricing Supplement, interest on
               Fixed Rate Notes will be payable
               semiannually in arrears on February l and August 1 of each year, commencing with the first Interest Payment Date next succeeding the date of original issue, and at Maturity. Interest on Floating Rate
               Notes will be payable in arrears on the
               Interest Payment Dates applicable to such Note and at Maturity. Notwithstanding the foregoing, if the date of original issue of a Note is between a Regular Record Date and the related Interest Payment Date, the first payment of interest on such Note will be made on the Interest Payment Date immediately following the next succeeding
               Regular Record Date to the registered
               holder on such next succeeding Regular
               Record Date.

                         Except as provided below or in
               the applicable Pricing Supplement,
               interest will be payable, in the case of a Floating Rate Note which resets (l) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable
               Floating Rate Note and in the applicable
               Pricing Supplement; (2) quarterly, on the third Wednesday of March, June, September and December of each year; (3) semiannually, on the third Wednesday of each of the two months specified in the Floating Rate Note and in the applicable
               Pricing Supplement; and (4) annually, on the third Wednesday of the month specified in the Floating Rate Note and in the applicable Pricing Supplement; and, in each case, at Maturity.

                         If any Interest Payment Date
               (other than an Interest Payment Date
               occurring on the Maturity Date) for a
               Floating Rate Note falls on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note
               (or a Note for which LIBOR (as defined
               below) is the applicable Base Rate), if
               such Business Day is in the next
               succeeding calendar month, such Interest
               Payment Date shall be the immediately
               preceding day that is a Business Day with respect to such Floating Rate Note. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day with respect to such Note, the payment of principal and interest may be made on the next succeeding Business Day with respect to such Note, and no interest on such payment shall accrue for the period from and after the Maturity.

                         If any Interest Payment Date or
               Maturity of a Fixed Rate Note falls on a day that is not a Business Day with respect to such Fixed Rate Note, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day with respect to such Fixed Rate Note as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

                    (iii) Regular Record Dates.  Unless
               otherwise specified in an applicable
               Pricing Supplement, with respect to Fixed
               Rate Notes, the Regular Record Dates for interest payable on each February l and August 1 will be the immediately preceding
               January 15 and July 15 (whether or not a
               Business Day), respectively.  Unless
               otherwise specified in a Floating Rate
               Note, the Regular Record Date or Dates for interest payable on such Floating Rate
               Note will be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date or Dates.

                    (iv) Accrual of Interest.  Unless
               otherwise specified in an applicable
               Pricing Supplement, each Note will bear
               interest from the date of original issue at the rate per annum, or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein, until the principal thereof is paid or made available for payment. Each interest payment shall be the amount of interest accrued from and including the most recent
               Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of original issue if no interest has been paid or duly provided for with respect to such Note) to but excluding the next succeeding Interest Payment Date (an
               "Interest Accrual Period").

               (h)  Place of Payment; Registration of
          Transfer and Exchange; Notices to Company.

                    (i)  Place of Payment.  Payment of
               the principal of and interest on
               Definitive Notes will be made at the Corpo rate Trust Office of the Trustee in the Borough of Manhattan, The City of New
               York, or at any other office or agency
               designated by the Company for such
               purpose; provided, however, that at the
               option of the Company, payment of interest due (other than at Maturity) may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of Securities. Payments of principal and any interest on Notes in book-entry form represented by a Global Security or Securities will be made by the Company through the Trustee to the Depository or its nominee, as the case may be, as the holder of the Global Security or Securities representing such Notes in book-entry form. At the option of the Company, payments of principal of and interest on the Notes may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the account of the holder of a Note if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date.

                    (ii)  Registration of Exchange and
               Transfer.  Definitive Notes may be
               presented for exchange and registration of transfer at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose. Ownership of beneficial interests in Notes in book-entry form represented by a Global
               Security or Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository and its participants.
               Owners of beneficial interests in Notes in book-entry form represented by a Global
               Security or Securities will not be
               considered the owners or holders of such Notes under the Indenture.

                    (iii) Notices to Company.  Notices
               and demands to or upon the Company in
               respect to the Notes and the Indenture may be served at The Walt Disney Company, 500
               S. Buena Vista Street, Burbank, California
               91521, Attention: Legal Department.

               (i)  Optional Redemption.  If so provided
          in the Note or an applicable Pricing
          Supplement, such Note may, prior to its Stated
          Maturity, be subject to redemption, in whole or in part, at the option of the Company on the terms set forth in the Note or the applicable
          Pricing Supplement, as the case may be.

               (j)  Sinking Fund.  Unless otherwise
          specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund or analogous provision.

               (k)  Denominations.  The Notes are
          issuable in denominations of U.S. $1,000 and any amount in excess thereof which is an integral multiple of U.S. $1,000.

               (l)  Principal and Interest Payable in
          Dollars. Unless otherwise specified in a Note or an applicable Pricing Supplement providing for payments of principal and interest to be made in one or more foreign or composite currencies, the payment of the principal of and any interest on the Notes will be payable in U.S. dollars.

               (m)  Determination of Interest on Floating
          Rate Notes.

                    (i)  Base Rates.  Unless otherwise
               specified in an applicable Pricing
               Supplement, interest on a Floating Rate
               Note will be determined by reference to a "Base Rate," which may be one or more of the following: (l) the Commercial Paper
               Rate (as defined below), in which case
               such Note will be a "Commercial Paper Rate
               Note"; (2) LIBOR, in which case such Note will be a "LIBOR Note"; (3) the CD Rate
               (as defined below), in which case such
               Note will be a "CD Rate Note"; (4) the
               Federal Funds Rate (as defined below), in which case such Note will be a "Federal
               Funds Rate Note"; (5) the Treasury Rate
               (as defined below), in which case such
               Note will be a "Treasury Rate Note"; (6) the Prime Rate (as defined below), in which case such Note will be a "Prime Rate
               Note"; (7) the CMT Rate (as defined
               below), in which case such Note will be a "CMT Rate Note"; or (8) such other Base
               Rate or interest rate formula as may be
               set forth in the applicable Pricing
               Supplement.  In addition, a Floating Rate
               Note may bear interest calculated by
               reference to the lowest of two or more
               Base Rates determined in the same manner as the Base Rates are determined for the types of Notes described above. Each
               Floating Rate Note will specify the Base
               Rate or Rates applicable thereto.

                    (ii)  Calculation of Rate by
               Reference to Base Rate and, as Applicable,
               Spread, Spread Multiplier and Index
               Maturity.  The interest rate on each
               Floating Rate Note will be calculated by reference to the specified Base Rate or the lowest of two or more specified Base
               Rates, in either case plus or minus the
               Spread, if any, or multiplied by the
               Spread Multiplier, if any. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate or Rates applicable to such Floating Rate
               Note.  The "Spread Multiplier" is the
               percentage of the related Base Rate or
               Rates to be multiplied to determine the
               applicable interest rate on such Floating
               Rate Note.  The "Index Maturity" is the
               period to maturity of the instrument or
               obligation with respect to which the
               related Base Rate or Rates are calculated.
               Each Floating Rate Note and the applicable
               Pricing Supplement will specify the Index
               Maturity and the Spread or Spread
               Multiplier, if any, applicable thereto.

                    (iii) Interest Reset Periods;
               Interest Reset Date.  Each Floating Rate
               Note and the applicable Pricing Supplement will specify whether the rate of interest on such Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each, an
               "Interest Reset Period") and the date on which such interest rate will be reset
               (each, an "Interest Reset Date"). Unless otherwise specified in a Floating Rate
               Note and the applicable Pricing
               Supplement, the Interest Reset Date will be, in the case of a Floating Rate Note which resets (l) daily, each Business Day;
               (2) weekly, the Wednesday of each week
               (with the exception of weekly reset
               Treasury Rate Notes, which reset the
               Tuesday of each week, except as specified in paragraph (iv) below); (3) monthly, the third Wednesday of each month; (4) quarterly, the third Wednesday of March, June, September and December of each year;
               (5) semiannually, the third Wednesday of each of the two months specified in such Pricing Supplement; and (6) annually, the third Wednesday of the month specified in such Pricing Supplement. If any Interest
               Reset Date for any Floating Rate Note
               would otherwise be a day that is not a
               Business Day, such Interest Reset Date
               will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note (or a Note for which LIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest
               Reset Date shall be the last Business Day in the preceding month.

                    (iv)  Interest Determination Date.
               The interest rate applicable to each
               Interest Reset Period commencing on the
               Interest Reset Date or Dates with respect to such Interest Reset Period will be the rate determined on the applicable
               "Interest Determination Date." Unless
               otherwise specified in an applicable
               Pricing Supplement, the Interest
               Determination Date with respect to a
               Commercial Paper Rate Note (the
               "Commercial Paper Interest Determination
               Date"), a CD Rate Note (the "CD Interest
               Determination Date"), a Federal Funds Rate
               Note (the "Federal Funds Interest
               Determination Date"), a Prime Rate Note
               (the "Prime Rate Interest Determination
               Date") and a CMT Rate Note (the "CMT
               Interest Determination Date") will be the second Business Day preceding each
               Interest Reset Date and the Interest
               Determination Date with respect to a LIBOR
               Note (the "LIBOR Interest Determination
               Date") will be the second London Business
               Day preceding each Interest Reset Date.
               Unless otherwise specified in an
               applicable Pricing Supplement, the
               Interest Determination Date with respect to a Treasury Rate Note (the "Treasury
               Rate Interest Determination Date"), will be the day in the week in which the Interest Reset Date falls on which day
               Treasury Bills (as defined below) normally would be auctioned or, if no such auction is held for a particular week, the first
               Business Day of that week; provided, how ever, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding the Interest Reset
               Date, the related Interest Determination
               Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day immediately following such auction. Unless otherwise specified in the applicable Pricing
               Supplement, the Interest Determination
               Date pertaining to a Note the interest
               rate of which is determined with reference to two or more Base Rates will be the first Business Day which is at least two
               Business Days prior to such Interest Reset
               Date for such Note on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest
               Reset Date.

                    (v)  Maximum and Minimum Limits on
               Interest Rates.  Any Floating Rate Note
               and the applicable Pricing Supplement may specify either or both a maximum limit and a minimum limit on the rate at which interest may accrue during any Interest
               Accrual Period. In addition to any maximum interest rate which may be applicable to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

                    (vi) Initial Interest Rate; Interest
               Rate Thereafter in Effect. The interest rate in effect with respect to a Floating
               Rate Note on each day that is not an
               Interest Reset Date will be the interest rate determined as of the Interest Deter mination Date pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date, subject in either case to applicable provisions of law and any maximum or minimum interest rate limitations referred to above;
               provided, however, that the interest rate in effect with respect to a Floating Rate
               Note for the period from the date of
               original issue to the first Interest Reset
               Date will be the rate specified as such
               therein and in the applicable Pricing
               Supplement (the "Initial Interest Rate").

                    (vii)  Accrued Interest; Accrued
               Interest Factor.  With respect to each
               Floating Rate Note, accrued interest is
               calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate
               Notes, LIBOR Notes, CD Rate Notes, Federal
               Funds Rate Notes and Prime Rate Notes and by the actual number of days in the year, in the case of Treasury Rate Notes and CMT
               Rate Notes. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

                    (viii) Rounding of Percentages.  All
               percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
               .09876545) will be rounded upward to
               9.87655% (or .0987655)), and all dollar
               amounts used in or resulting from such
               calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

                    (ix) Calculation Agents; Calculation
               Date.  Unless otherwise specified in an
               applicable Pricing Supplement, the Trustee will be the "Calculation Agent" with respect to all Floating Rate Notes. Upon the request of the holder of any Floating
               Rate Note, the Trustee will provide the
               interest rate then in effect and, if
               determined, the interest rate that will
               become effective as a result of a
               determination made for the next Interest
               Reset Date with respect to such Floating
               Rate Note. If at any time the Trustee is not the Calculation Agent, the Company will notify the Trustee of each determi nation of the interest rate applicable to any such Floating Rate Note promptly after such determination is made by any successor Calculation Agent. The
               "Calculation Date," where applicable,
               pertaining to any Interest Determination
               Date is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after such Interest Determination
               Date, or, if any such day is not a
               Business Day, the next succeeding Business
               Day and (b) the Business Day preceding the applicable Interest Payment Date or
               Maturity Date, as the case may be.

                    (x)  Calculation of Floating Rates.
               The interest rate in effect with respect to a Floating Rate Note from the date of issue to the first Interest Reset Date will be the Initial Interest Rate. The interest rate for each subsequent Interest
               Reset Date will be determined by the
               Calculation Agent as follows:

                         (A)  Commercial Paper Rate
                    Notes.  Commercial Paper Rate Notes
                    will bear interest at the interest
                    rates (calculated with reference to
                    the Commercial Paper Rate and the
                    Spread or Spread Multiplier, if any)
                    specified in such Commercial Paper
                    Rate Notes and in an applicable
                    Pricing Supplement.

                              (l) Unless otherwise
                         specified in an applicable
                         Pricing Supplement, "Commercial
                         Paper Rate" means, with respect
                         to any Commercial Paper Interest
                         Determination Date, the Money
                         Market Yield (as defined below)
                         on such date of the rate for
                         commercial paper having the
                         Index Maturity specified in the
                         applicable Pricing Supplement as
                         published by the Board of
                         Governors of the Federal Reserve
                         System in "Statistical Release
                         H.15(519), Selected Interest
                         Rates" or any successor
                         publication ("Release
                         H.15(519)") under the heading
                         "Commercial Paper-Nonfinancial."
                         In the event that such rate is
                         not published by 3:00 P.M., New
                         York City time, on the
                         Calculation Date pertaining to
                         such Commercial Paper Interest
                         Determination Date, then the
                         Commercial Paper Rate will be
                         the Money Market Yield on such
                         Commercial Paper Interest
                         Determination Date of the rate
                         for commercial paper of the
                         Index Maturity specified in the
                         applicable Pricing Supplement as
                         published by the Federal Reserve
                         Bank of New York in its daily
                         statistical release "Composite
                         3:30 P.M.  Quotations for U.S.
                         Government Securities" or any
                         successor publication
                         ("Composite Quotations") under
                         the heading "Commercial Paper-
                         Nonfinancial." If such rate is
                         not published in either Release
                         H.15(519) or the Composite
                         Quotations by 3:00 P.M., New
                         York City time, on such
                         Calculation Date, then the
                         Commercial Paper Rate will be
                         calculated by the Calculation
                         Agent and will be the Money
                         Market Yield of the arithmetic
                         mean of the offered rates, as of
                         approximately 11:00 A.M., New
                         York City time, on such
                         Commercial Paper Interest De
                         termination Date, of three
                         leading dealers of commercial
                         paper in New York, New York
                         (which may include one or more
                         of the Agents) selected by the
                         Calculation Agent (after
                         consultation with the Company)
                         for commercial paper of the
                         specified Index Maturity placed
                         for an industrial issuer whose
                         bond rating is "AA," or the
                         equivalent, from a nationally
                         recognized statistical rating
                         agency; provided, however, that
                         if the dealers selected as
                         aforesaid by the Calculation
                         Agent are not quoting as
                         mentioned in this sentence, the
                         rate of interest in effect for
                         the applicable period will be
                         the same as the interest rate in
                         effect on such Commercial Paper
                         Interest Determination Date.

                              (2)  "Money Market Yield"
                         shall be a yield (expressed as a
                         percentage rounded, if
                         necessary, to the nearest one
                         hundred-thousandth of a percent)
                         calculated in accordance with
                         the following formula:

                         Money Market Yield = (D x 360)    x 100
                                              -------------
                                              360 - (D x M)

                         where "D" refers to the
                         applicable per annum rate for
                         commercial paper quoted on a
                         bank discount basis and
                         expressed as a decimal and "M"
                         refers to the actual number of
                         days in the interest period for
                         which interest is being
                         calculated.

                    (B)  LIBOR Notes.  LIBOR Notes will
               bear interest at the interest rates
               (calculated with reference to LIBOR and
               the Spread or Spread Multiplier, if any) specified in such LIBOR Notes and in an applicable Pricing Supplement. Unless otherwise specified in an applicable
               Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

                    (1)  With respect to a LIBOR Interest
               Determination Date, LIBOR will be, as
               specified in the applicable Pricing
               Supplement, either: (a) the arithmetic
               mean of the offered rates for deposits in the Index Currency having the Index
               Maturity designated in the applicable
               Pricing Supplement, commencing on the
               second London Business Day immediately
               following that LIBOR Interest
               Determination  Date, that appear on the
               Designated Reuters LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Designated Reuters LIBOR Page ("LIBOR
               Reuters"), or (b) the rate for deposits in the Index Currency having the Index
               Maturity designated in the applicable
               Pricing Supplement, commencing on the
               second London Business Day immediately
               following that LIBOR Interest
               Determination Date, that appears on the
               Designated Telerate LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date
               ("LIBOR Telerate").  "Designated Reuters
               LIBOR Page" means the display on the
               Reuters Monitor Money Rates Service for
               the purpose of displaying the London
               interbank rates of major banks for the
               applicable Index Currency.  "Designated
               Telerate LIBOR Page" means the display on the Dow Jones Telerate Service for the purpose of displaying London interbank rates of major banks for the applicable
               Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified. If fewer than two offered rates appear on the Designated Reuters LIBOR Page, or if no rate appears on the Designated Telerate
               LIBOR Page, as applicable, LIBOR in
               respect of that LIBOR Interest
               Determination Date will be determined as if the parties had specified the rate described in (2) below.

                    (2)  If fewer than two offered rates
               appear on the Designated Reuters LIBOR
               Page, or if no rate appears on the
               Designated Telerate LIBOR Page, as
               applicable, LIBOR will be determined as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date on the basis of the rate at which deposits in the applicable Index Currency having the Index Maturity specified in the applicable
               Pricing Supplement are offered to prime
               banks in the London interbank market by
               four major banks in the London interbank market selected by the Calculation Agent
               (after consultation with the Company) com mencing on the second London Business Day immediately following such LIBOR Interest
               Determination Date and in a principal
               amount equal to an amount that is
               representative for a single transaction in such market at such time. The Calculation
               Agent will request the principal London
               office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR
               Interest Determination Date will be the
               arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable
               Principal Financial Center (as defined
               below) on such LIBOR Interest Determina
               tion Date by three major banks in such
               Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the applicable
               Index Currency to leading European banks having the specified Index Maturity, and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) and that is representative for a single transaction in such market at such time;
               provided, however, that if the banks
               selected as aforesaid by the Calculation
               Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such LIBOR Interest Determination Date.

                    "Index Currency" means the index
                    currency (including composite
                    currencies) specified in the
                    applicable Pricing Supplement as the
                    currency for which LIBOR shall be
                    calculated.  If no such index
                    currency is specified in the
                    applicable Pricing Supplement, the
                    Index Currency shall be U.S. dollars.

                    "Principal Financial Center" will
                    generally be the capital city of the
                    country of the specified Index Cur
                    rency, except that with respect to
                    U.S. dollars, Deutsche Marks, Dutch
                    Guilders, Italian Lire, Swiss Francs
                    and ECUs, the Principal Financial
                    Center shall be The City of New York,
                    Frankfurt, Amsterdam, Milan, Zurich
                    and Luxembourg, respectively.

                    (C)  CD Rate Notes.  CD Rate Notes
               will bear interest at the interest rates
               (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if
               any) specified in such CD Rate Notes and in an applicable Pricing Supplement.

                    Unless otherwise indicated in the
               applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest
               Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in Release H.15(519) under the caption "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York
               City time, on the Calculation Date
               pertaining to such CD Interest
               Determination Date, the CD Rate will be
               the rate on such CD Interest Determination
               Date for negotiable certificates of
               deposit of the Index Maturity designated in the applicable Pricing Supplement set forth in the Composite Quotations under the caption "Certificates of Deposit." If by 3:00 P.M., New York City time, on the
               Calculation Date pertaining to such CD
               Interest Determination Date such rate is not yet published in either Release
               H.15(519) or the Composite Quotations,
               then the CD Rate on such CD Interest
               Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York
               City time, on such CD Interest
               Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New
               York (which may include one or more of the Agents) selected by the Calculation Agent
               (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such CD Interest Deter mination Date.

                    (D)   Federal Funds Rate Notes.
               Federal Funds Rate Notes will bear
               interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if
               any) specified in such Federal Funds Rate
               Notes and in an applicable Pricing
               Supplement.

                    Unless otherwise indicated in the
               applicable Pricing Supplement, "Federal
               Funds Rate" means, with respect to any
               Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in Release H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York
               City time, on the Calculation Date
               pertaining to such Federal Funds Interest
               Determination Date, the Federal Funds Rate will be the rate on such Federal Funds
               Interest Determination Date as published in the Composite Quotations under the column "Effective Rate" under the heading
               "Federal Funds." If, by 3:00 P.M., New
               York City time, on the Calculation Date
               pertaining to such Federal Funds Interest
               Determination Date such rate is not yet
               published in either Release H.15(519) or the Composite Quotations, the Federal
               Funds Rate for such Federal Funds Interest
               Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of
               New York, which dealers have been selected by the Calculation Agent (after consultation with the Company) as of 9:00
               A.M., New York City time, on such Federal
               Funds Interest Determination Date;
               provided, however, that, if the dealers
               selected as aforesaid by the Calculation
               Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Federal
               Funds Interest Determination Date.

                    (E)  Treasury Rate Notes.  Treasury
               Rate Notes will bear interest at the
               interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in such Treasury Rate Notes and in an applica ble Pricing Supplement.

                    Unless otherwise specified in an
               applicable Pricing Supplement, "Treasury
               Rate" means, with respect to any Treasury
               Rate Interest Determination Date, the rate applicable to the most recent auction of direct obligations of the United States
               ("Treasury Bills") having the Index
               Maturity specified in the applicable
               Pricing Supplement, as such rate is
               published in Release H.15(519) under the heading "Treasury Bills -- auction average
               (investment)" or, if not published by 3:00
               P.M., New York City time, on the Calcula tion Date pertaining to such Treasury Rate
               Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New
               York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation
               Agent and shall be a yield to maturity
               (expressed as a bond equivalent on the
               basis of a year of 365 or 366 days, as
               applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30
               P.M., New York City time, on such Treasury
               Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury
               Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Treasury
               Rate Interest Determination Date.

                    (F) Prime Rate Notes.  Prime Rate
               Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread
               Multiplier, if any) specified in such
               Prime Rate Notes and in an applicable
               Pricing Supplement, except that the
               initial interest rate for each Prime Rate
               Note will be the rate specified in the
               applicable Pricing Supplement.

                    Unless otherwise specified in an
               applicable Pricing Supplement, "Prime
               Rate" means, with respect to any Prime
               Rate Interest Determination Date, the rate set forth in Release H.15(519) for such date opposite the caption "Bank Prime
               Loan." If such rate is not so published by 9:00 A.M., New York City time, on the
               Calculation Date, the Prime Rate for such
               Prime Rate Interest Determination Date
               will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1
               (as defined below) as such bank's prime
               rate or base lending rate as in effect for such Prime Rate Interest Determination
               Date as quoted on the Reuters Screen
               USPRIME1 on such Prime Rate Interest
               Determination Date, or if fewer than four such rates appear on the Reuters Screen
               USPRIME1 for such Prime Rate Interest
               Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest
               Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation
               Agent (after consultation with the Com
               pany) from which quotations are requested.
               If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United
               States, or any State thereof, in each case having total equity capital of at least
               U.S. $500 million and being subject to
               supervision or examination by Federal or State authority selected by the
               Calculation Agent (after consultation with the Company) to quote such rate or rates.
               Unless otherwise specified in the
               applicable Pricing Supplement, "Reuters
               Screen USPRIME1" means the display desig nated as "USPRIME1" on the Reuters Monitor
               Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major
               United States banks).

                    If in any month the Prime Rate is not
               published in Release H.15(519) and the
               banks or trust companies selected as
               aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime
               Rate Notes for which the Prime Rate is
               being determined shall be the Initial
               Interest Rate).

                    (G)  CMT Rate Notes.  CMT Rate Notes
               will bear interest at the interest rate
               (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if
               any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

                    Unless otherwise specified in the
               applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest
               Determination Date relating to a CMT Rate
               Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, the rate displayed on the Designated CMT Telerate
               Page (as defined below) under the caption
               "...Treasury Constant Maturities...Federal
               Reserve Board Release H.15... Mondays
               Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated
               CMT Telerate Page is 7055, the rate on
               such CMT Interest Determination Date and
               (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week, or the month, as applicable, in which the related CMT Interest
               Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related
               Calculation Date, then the CMT Rate for
               such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest
               Determination Date will be such treasury constant maturity rate for the Designated
               CMT Maturity Index (or other United States
               Treasury rate for the Designated CMT
               Maturity Index) for the CMT Interest
               Determination Date with respect to such
               Interest Reset Date as may then be
               published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate
               Page and published in the relevant
               H.15(519).  If such information is not
               provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Interest
               Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New
               York City time, on the CMT Interest Deter mination Date reported, according to their written records, by three leading primary
               United States government securities
               dealers (each, a "Reference Dealer") in
               The City of New York (which may include
               any Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the
               Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quota tion (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT
               Interest Determination Date will be
               calculated by the Calculation Agent and
               will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30
               P.M., New York City time, on the CMT
               Interest Determination Date of three
               Reference Dealers in The City of New York
               (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity
               Index and a remaining term to maturity
               closest to the Designated CMT Maturity
               Index and in an amount of at least $100
               million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent (after consultation with the Company) are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT
               Interest Determination Date.  If two
               Treasury Notes with an original maturity as described in the second preceding sen tence have remaining terms to maturity equally close to the Designated CMT
               Maturity Index, the quotes for the
               Treasury Note with the shorter remaining term to maturity will be used.

               "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable
               Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury
               Constant Maturities as reported in
               H.15(519)), for the purpose of displaying
               Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing
               Supplement, the Designated CMT Telerate
               Page shall be 7052, for the most recent
               week.

               "Designated CMT Maturity Index" means the original period to maturity of the U.S.
               Treasury securities (either 1, 2, 3, 5, 7,
               10, 20 or 30 years) specified in the
               applicable Pricing Supplement with respect to which the CMT Rate will be calculated.
               If no such maturity is specified in the
               applicable Pricing Supplement, the
               Designated CMT Maturity Index shall be 2 years.

            (n)  Renewable Notes.  Notes may be issued
          from time to time as variable rate renewable notes (the "Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Base Rate and the Spread or Spread Multiplier, if any) specified in the Renewable Notes and in the applicable Pricing
          Supplement.

               The Renewable Notes will mature on an
          Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial
          Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates specified in the applicable Pricing Supplement
          (each such Interest Payment Date, an "Election
          Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election
          Date, unless the holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice of such effect to the Trustee not less than nor more than the number of days to be specified in the applicable Pricing Supplement prior to such Election Date. If no such notice period is specified in the applicable Pricing Supplement, such notice shall be given no less than 30 days nor more than 60 days prior to such Election
          Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000.
          Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final
          Maturity Date"). If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment
          Date falling six months (unless another period is specified in the applicable Pricing
          Supplement) after the Election Date prior to which the holder made such election.

               An election to terminate the automatic
          extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature.
          Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest
          Payment Date.

               An election to terminate the automatic
          extension of the maturity of the Renewable
          Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

               The Renewable Notes may be redeemed in
          whole or in part at the option of the Company on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price as stated in the applicable Pricing Supplement, together with accrued and unpaid interest, if any, to the date of redemption. Notwithstanding anything to the contrary in the Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified in the applicable Pricing Supplement) prior to the date fixed for redemption.

            (o)  Amount Payable Upon Declaration of
          Maturity of Discount Note. With respect to any Note which is a Discount Note, the portion of the principal amount of any Discount Note which is payable upon redemption prior to the Stated
          Maturity thereof or upon declaration of
          acceleration of the Stated Maturity thereof pursuant to Section 6.2 of the Indenture will be as provided in the applicable Note.

            (p)  Register of Securities; Paying Agent.
          The register of the Securities for the Notes will be initially maintained at the Corporate
          Trust Office of the Trustee. The Company hereby appoints the Trustee as the initial
          Paying Agent.

            (q)  Currency Indexed Notes.  Notes may be
          issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date, to be determined by reference to the value of one or more currencies (or composite currencies or currency units). In such event, the currency or currencies (or composite currencies or currency units) to which the principal amount payable on any principal payment date or the amount of interest payable on any Interest Payment Date is indexed, the currency in which the face amount of the Note is denominated (the
          "Denominated Currency"), and the currency in which principal and interest on the Note will be paid (the "Payment Currency") will be set forth in the applicable Pricing Supplement.
          The Denominated Currency and the Payment
          Currency may be the same currency or different currencies. Unless otherwise specified in the applicable Pricing Supplement, interest on currency indexed Notes shall be paid in the Denominated Currency based on the face amount of the Note at the rate per annum and on the dates set forth in the applicable Pricing
          Supplement.  Currency indexed Notes may
          include, but are not limited to, Notes of the types described below.

               (i)  Currency Linked Securities ("CLS").
            CLS are Notes pursuant to which the
            principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currency or currency units) (the "Indexed Currency").
            The Denominated Currency, the Indexed
            Currency and the Payment Currency will be identified in the applicable Pricing
            Supplement. In addition, the fixed amount of the Indexed Currency to which the principal of the CLS is linked will be set forth in the applicable Pricing Supplement for a specific representative face amount of the CLS as well as for the aggregate face amount of all CLS forming part of the same issue.

               If the Payment Currency and the Indexed
            Currency are not the same, the Payment
            Currency equivalent of the Indexed Currency amount on any date shall be determined in the manner specified in the applicable
            Pricing Supplement.

               (ii) Reverse Currency Linked Securities
            ("Reverse CLS").  Reverse CLS are Notes
            pursuant to which the principal amount
            payable at Stated Maturity equals the
            Payment Currency equivalent at Stated
            Maturity of a fixed amount of a designated currency (or composite currencies or currency units) (the "First Indexed
            Currency") minus the amount of the Payment
            Currency equivalent at Stated Maturity of a fixed amount of another designated currency
            (or composite currency or currency units)
            (the "Second Indexed Currency"); provided, however, that the minimum principal amount payable at Stated Maturity shall be zero.

               The Denominated Currency, the First and
            Second Indexed Currencies and the Payment
            Currency will be identified in the
            applicable Pricing Supplement. In addition, the fixed amounts of the First and Second
            Indexed Currencies to which the principal of the Reverse CLS is linked shall be set forth in the applicable Pricing Supplement for a specific representative face amount of the Reverse CLS as well as for the aggregate face amount of all Reverse CLS forming part of the same issue.

               If the Payment Currency and the First
            Indexed Currency or the Second Indexed
            Currency are not the same, the Payment
            Currency equivalent of the First Indexed
            Currency amount or the Second Indexed
            Currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable Pricing
            Supplement.

               (iii) Multicurrency Currency Linked
            Securities ("Multicurrency CLS").
            Multicurrency CLS are Notes pursuant to
            which the principal amount payable at Stated
            Maturity equals the Payment Currency
            equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currency or currency units) (the
            "First Indexed Currency") plus or minus the Payment Currency equivalent at Stated
            Maturity of a fixed amount of a second
            designated currency (or composite currency or currency units) (the "Second Indexed
            Currency") plus or minus the Payment
            Currency equivalent at Stated Maturity of a fixed amount of a third designated currency
            (or composite currency or currency units)
            (the "Third Indexed Currency"); provided, however, that the minimum principal amount payable at Stated Maturity shall be zero.

               The Denominated Currency, each Indexed
            Currency, the Payment Currency and whether the fixed amounts of the Second and Third
            Indexed Currencies are to be added or
            subtracted to determine the principal amount payable at Stated Maturity of the Multicurrency CLS shall be set forth in the applicable Pricing Supplement. In addition, the fixed amounts of the First, Second and Third Indexed Currencies to which the principal of the Multicurrency CLS is linked shall be set forth in the applicable Pricing
            Supplement for a specific representative face amount of the Multicurrency CLS as well as for the aggregate face amount of all Multicurrency CLS forming part of the same issue. As used herein, "Added Indexed
            Currency" means the First Indexed Currency and any other Indexed Currency that is added to determine the principal amount payable at Maturity of the Multicurrency CLS and a "Subtracted Indexed Currency" means an
            Indexed Currency that is subtracted to
            determine the principal amount payable at Stated Maturity of the Multicurrency CLS.

               If any Added Index Currency or Subtracted
            Index Currency is not the same as the
            Payment Currency, the Payment Currency
            equivalent of such Added Indexed Currency amount or Subtracted Index Currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable Pricing Supplement.

               (iv)  Conversion of ECU into EURO.  Upon
            substitution of the ECU by the EURO, all payments in respect of the Notes payable in ECUs will be payable in EUROs at the rate of one EURO for one ECU, and all references herein and in any Note or Pricing Supplement to ECUs, including reference to ECUs as the Denominated Currency, an Indexed Currency or the Payment Currency, shall be deemed to refer to EUROs.

            (r)  Amount Payable Upon Declaration of
          Maturity -- CLS, Reverse CLS or Multicurrency
          CLS. If the principal amount payable at the Stated Maturity of any CLS, Reverse CLS or
          Multicurrency CLS shall be declared due and payable prior to such Stated Maturity, the amount payable with respect to such Note will be paid in the Denominated Currency and will equal the face amount of such Note plus accrued interest to but excluding the date of payment.

            (s)  Commodity Linked Notes.  Notes may be
          issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date, to be determined by reference to one or more commodity prices, equity indices or other factors and on such other terms as may be set forth in the applicable Pricing Supplement.

            (t)  Amortizing Notes.  Notes may be issued
          from time to time as Amortizing Notes (as defined below). "Amortizing Notes" are Notes for which payments of principal and interest are made in equal installments over the life of the Note. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available upon request, to subsequent holders.

            (u)  Persons to Establish Specific Terms.
          The principal amount, any interest rate (or manner in which interest is to be determined), any Interest Payment Dates, any Regular Record
          Dates, the Stated Maturity, any Redemption Date or Dates (and if on any such Redemption Date a premium is to be paid by the Company, the amount of such premium) and any other relevant terms of any Note will be determined by any one of the persons whose name is set forth below.


      NAME                 OFFICE               SPECIMEN SIGNATURE

Thomas O. Staggs       Executive Vice            /s/ Thomas O. Staggs
                       President and Chief     __________________________
                       Financial Officer

Paul Saleh             Senior Vice President     /s/ Paul Saleh
                       and Treasurer           __________________________

Kenneth J. Frier       Vice President -          /s/ Kenneth J. Frier
                       Corporate Treasury      __________________________

Mitchell K. Polon      Director - Corporate      /s/ Mitchell K. Polon
                       Treasury                __________________________

John Simonelli         Vice President -          /s/ John Simonelli
                       Corporate Finance       __________________________

Ingrid McConnell       Director - Corporate      /s/ Ingrid McConnell
                       Finance                 __________________________

Thomas L. Robershaw    Senior Analyst -          /s/ Thomas L. Robershaw
                       Corporate Finance       __________________________

David K. Thompson      Senior Vice President     /s/ David K. Thompson
                       - Assistant General     __________________________
                       Counsel


          (v) Forms. Unless and until another form is established pursuant to a subsequent Officers'
     Certificate pursuant to Section 2.1 of the Indenture, the Discount Notes, the Fixed Rate Notes, the Floating
     Rate Notes and the Zero Coupon Notes will be in substantially the forms set forth in Exhibits A, B, C and D hereto, respectively, and may have such other terms as are provided herein.

            All capitalized terms used in this Officers'
Certificate and not defined herein shall have the meanings set forth in the Indenture.

          Each of the undersigned, for himself, states that he has read and is familiar with the provisions of Article Two of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of forms of Securities representing a series of Securities thereunder and, in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the state ments and opinions made by him in this Certificate are based upon such familiarity; and that he has made such examination or investigation as is necessary to enable him to determine whether or not the covenants and conditions referred to above have been complied with; and in his opinion, such covenants and conditions have been complied with.

          IN WITNESS WHEREOF, the undersigned have hereunto signed this Certificate on behalf of the Company as of the day and year first above written.


                    THE WALT DISNEY COMPANY



                    By:   /s/ Thomas O. Staggs
                       -------------------------------
                       Name:   Thomas O. Staggs
                       Title:  Executive Vice President and
                               Chief Financial Officer



                    By:   /s/ David K. Thompson
                       -------------------------------
                       Name:   David K. Thompson
                       Title:  Senior Vice President - Assistant
                               General Counsel